UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     September 12, 2006

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.   Entry into a Material Definitive Agreement.

On September 12, 2006, Prospero Minerals Corp. (“ Prospero ”) signed a Letter of Intent with Cavitation Concepts Corporation (“ CCC ”) for the proposed acquisition of the assets of CCC which will be outlined in the final asset agreement.

The acquisition of the assets of CCC is subject to the following conditions:

1.	Prospero is to complete its due diligence on CCC and its assets.
2.	CCC is to complete its due diligence on Prospero.
3.	Prospero will seek and obtain shareholder approval to the proposed acquisition.
4.	CCC will seek and obtain shareholder approval to the proposed acquisition.
5.	CCC will obtain all necessary consents for the transfer of its assets to Prospero.
6.	CCC will eliminate all known liability of CCC not incurred in the ordinary course of business.
7.	CCC will be required to produce up to date audited financial statements.
8.	Prospero will prepare and file all required documents and information with the applicable regulatory authorities to give effect to the proposed acquisition.

The parties are currently conducting due diligence on the other party. At this time, no closing date has been set as the parties continue to negotiate the closing terms.

Prospero currently has 89,468,911 shares of common stock issued and outstanding, which are quoted on the OTCBB under the symbol “PSPO”. As a result of the transactions contemplated by the LOI, there will be no change in control of Prospero.

See Exhibit 10.1 - Letter of Intent attached to this Current Report for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference : In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Letter of Intent dated September 12, 2006 between Prospero Minerals Corp. and Cavitation Concepts Corporation	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROEPERO MINERALS CORP.

Dated : September 12, 2006                                     By: /s/ Edward.J.Martin

                                                                                    Edward J. Martin -  President

EHIBIT 10.1

Prospero Minerals Corp.

575 Madison Avenue, 10 th Floor

New York, New York

10022-2511

September 12, 2006

Cavitation Concepts Corporation Ltd.

P.O. Box N-1315

20 Madeira Street

Nassau, Bahamas

Attention: Mr. David Reeve

Dear Sirs:

Re: Proposed Acquisition

This Letter of Intent confirms the discussions concerning the proposed acquisition of the assets of Cavitation Concepts Corporation Ltd. (“CCC”) by Prospero Minerals Corp. (“Prospero”)

This Letter of Intent sets forth the terms and conditions of the proposed acquisition, which, when accepted by CCC, sets forth our agreement in principle to proceed to enter into a more formal acquisition agreement (the “Formal Agreement”) on the terms and conditions set out below.

Background

For the purposes of the proposed acquisition, each of Prospero and CCC has relied upon the following information:

(a)

Prospero is a Nevada corporation duly incorporated and organized, and in good standing with the Nevada Secretary of State, is fully reporting with the United States Securities & Exchange Commission, and is listed for quotation on the OTC Bulletin Board.

(b)	CCC is a Bahamian corporation duly incorporated and organized, and in good standing with the Commonwealth of The Bahamas.

(c)	CCC is the beneficial owner of certain water purification and energy producing technologies and equipment located in the Commonwealth of The Bahamas

Proposed Acquisition

Based on the foregoing information and subject to the terms and conditions set out in this Letter of Intent, we confirm the following:

1.	Prospero will acquire all of the assets of CCC with CCC receiving 10 million restricted common shares from the capital of Prospero.

2.	The proposed acquisition will be subject to the following conditions:

a.	Prospero will complete its due diligence on CCC and its assets, to the satisfaction of Prospero.

b.	CCC will complete its due diligence on Prospero, to the satisfaction of CCC.

c.	CCC will seek and obtain shareholder approval to the proposed acquisition.

d.	CCC will obtain all necessary consents for the transfer of its assets to Prospero.

e.	Prospero will prepare and file all required documents and information with the applicable regulatory authorities to give effect to the proposed acquisition.

f.	The board of directors of Prospero will adopt a resolution approving the Formal Agreement.

g.	The board of directors of CCC will adopt a resolution approving the Formal Agreement

h.	Prospero and CCC will sign the Formal Agreement.

3.

Pending the closing of the acquisition, Prospero and its representatives will have, at reasonable times and with minimal disruption, access to CCC’s books and records, financial and operating data, material contracts and other information with respect to the business as Prospero will reasonably request.

4.	All information will be kept confidential and will be divulged by the parties only to their respective principals and professional advisors.

5.

Prior to signing of the Formal Agreement and so long as negotiations on this proposal continue and are being pursued in good faith, CCC agrees neither to solicit expressions of interest nor offers from any other parties concerning the sale of its assets nor to negotiate same or to take any steps in furtherance thereof.

6.	The Formal Agreement will also contain representations, warranties, covenants and closing procedures normal and usual in a transaction of this nature and will provide for a closing date.

Miscellaneous

7.

Each of the parties will pay their own costs, expenses and fees (including, without limitation, legal counsel) incurred in connection with the preparation, execution and the consummation of this Letter of Intent and the Formal Agreement.

8.

This Letter of Intent and the Formal Agreement will be interpreted in accordance with the laws of the State of Nevada and will ensure to the benefit of and be binding upon Prospero and CCC and their respective successors and permitted assigns.

9.	The parties agree that this Letter of Intent constitutes the entire agreement and understanding between the parties with respect to the proposed acquisition.

10.

Prospero and CCC agree to sign such further and other deeds and documents, including without limitation, the Formal Agreement and to give such further and other assurances as may be necessary to fully implement this Letter of Intent.

If the foregoing accurately sets forth your understanding of our agreement, please sign this Letter of Intent where indicated below which will then form a binding agreement between us, subject only to the terms and conditions aforesaid. We will then immediately begin our due diligence and preparation of the Formal Agreement.

Yours truly,

Prospero Minerals Corp.

Per:   /s/ Edward J. Martin

Authorized Signatory

Edward J. Martin  - President

Name of Signatory

ACCEPTED AND AGREED TO THIS 12th DAY OF SEPTEMBER, 2006:

       Cavitation Concepts Corporation Ltd

       Per:   /s/David Reeve

         Authorized Signatory

       David Reeve - Secretary

       Name of Signatory